LSEG STREETEVENTS
EDITED TRANSCRIPT
AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
EVENT DATE/TIME: JUNE 25, 2026 / 9:00PM GMT
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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
C O R P O R A T E P A R T I C I P A N T S
Liz Sharp American Outdoor Brands Inc - Vice President, Investor Relations
Brian Murphy American Outdoor Brands Inc - President, Chief Executive Officer, Director
H. Andrew Fulmer American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
C O N F E R E N C E C A L L P A R T I C I P A N T S
Matt Koranda Roth Capital Partners LLC - Analyst
Mark Smith Lake Street Capital Markets LLC - Analyst
P R E S E N T A T I O N
Operator
Good day, everyone, and welcome to the American Outdoor Brands, Inc., fourth-quarter and full-year fiscal 2026 financial results conference call. This call is being recorded.
At this time, I would like to turn the conference over to Ms. Liz Sharp, Vice President of Investor Relations. Please go ahead, ma'am.
Liz Sharp - American Outdoor Brands Inc - Vice President, Investor Relations
Thank you, and good afternoon. Our comments today may contain predictions, estimates, and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend, should, could, indicate, suggest, believe, and other similar expressions is intended to identify those forward-looking statements.
Forward-looking statements also include statements regarding our product development; focus; objectives; strategies and vision; our strategic evolution, our market share, and market demand for our products; market and inventory conditions related to our products and our industry in general; and growth opportunities and trends.
Our forward-looking statements represent our current judgment about the future, and they are subject to various risks and uncertainties.
Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings. You can find those documents, as well as a replay of this call, on our website at aob.com.
Today's call contains time-sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements. Our actual results could differ materially from our statements today.
A few important items to note about our comments on today's call. First, we reference certain non-GAAP financial measures. Our non-GAAP results exclude amortization of acquired intangible assets, stock compensation, emerging growth transition costs, non-recurring inventory reserve adjustments, impairment of assets held for sale, other costs, and income tax adjustments.
The reconciliation of GAAP financial measures to non-GAAP financial measures, whether they are discussed on today's call, can be found in our filings as well as today's earnings press release, which are posted on our website. Also, when we reference EPS, we are always referencing fully diluted EPS.
Joining us on today's call is Brian Murphy, President and CEO; and Andy Fulmer, CFO.
And with that, I'll turn the call over to Brian.

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Thanks, Liz, and thanks, everyone, for joining us today.
I'm very proud of what our team accomplished during fiscal 2026. In a year shaped by tariff uncertainty, uneven retailer ordering patterns, and continued pressure across portions of the consumer marketplace, our team remained focused on innovation, execution, and serving our consumers and retail partners.
As a result, we continue to strengthen our brands, expand distribution of our products, optimize our portfolio, and position the company for future growth in fiscal 2027 and beyond. With that, let's take a look at the year.
While our reported net sales declined during fiscal 2026, the underlying performance of our business was much stronger than the reported results suggest. A meaningful portion of the year-over-year decline was attributable to approximately $10 million in orders that retailers accelerated into the final two weeks of fiscal 2025.
As we said at the time, that acceleration was not only a bid by retailers to get ahead of impending tariffs, but it was also a tremendous endorsement of our most popular and innovative brands. Nevertheless, that acceleration created a tough comp for our fourth quarter and full year that we believe is masking excellent performance across our business. In fact, excluding that impact, net sales declined just 5% for the year, a solid result given the environment.
We viewed the 5% decline as nominal and driven by two elements that were persistent throughout the year. The first is an inventory reset at our largest e-comm retailer, and the second is extended softness in the aiming solutions category within the personal protection market.
Despite those impacts, our key brands continue to perform.
You'll recall that last quarter we defined these key growth brands as BOG, BUBBA, Caldwell, Grilla, and MEAT! Your Maker. On a combined basis, and again, adjusting for the acceleration, this group delivered positive year-over-year net sales growth as well as positive POS growth for fiscal 2026. This is a great result because what matters most is what happens when consumers encounter our brands at retail, and our
POS results tell us that consumer demand for our products remained healthy throughout fiscal 2026.
We delivered POS growth of approximately 4%, representing our fourth consecutive quarter of positive year-over-year POS growth. In our
Outdoor Lifestyle category, POS increased by 7%, and in our Shooting Sports category, which tends to align more closely with NICS background check results, POS increased by 1%.
Innovation remains one of the most important drivers of our business. New products represented approximately 29% of fiscal 2026 net sales, continuing A consistent track record of innovation across our portfolio. Today, we have more than 440 issued and pending patents, the largest number in our company's history, and the impact of those patents is profound.
In fiscal 2026, products that are protected by one or more patents generated roughly 54% of our net sales for the year, compared to just
28% at our spin-off. That demonstrates the deep moat created by our intellectual property. Our patents help protect the market positions we have earned, defend future revenue streams, and create meaningful barriers to entry for competitors.
Just as importantly, they enable us to continue taking share by bringing differentiated products and technologies to market that competitors simply cannot replicate.
While others are often focused on protecting the past, we remain focused on building the future. Behind our innovation engine is a talented team of designers, engineers, sourcing specialists, software developers, and category experts who continually mine the depths of our brand portfolio for new opportunities. They identify where our brands have permission to play, develop multiyear innovation road maps, and create differentiated products and technologies that generate new revenue streams protected by intellectual property.

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
Each innovation strengthens our competitive position, expands the reach of our brands and further widens the moat around our business.
More recently, for a number of our key growth brands, these efforts have expanded beyond individual products and into a new frontier for the outdoor industry, connected ecosystems. These ecosystems combine innovative hardware, software, and digital engagement to create experiences that simply did not exist before. The result is deeper consumer engagement, differentiated offerings for retailers, and new opportunities to drive category growth, all of which are reflected in the strong POS performance we are seeing with our largest retail partners.
A great example is Caldwell. During the year, we expanded our ClayCopter and Claymore lines for shotgun enthusiasts who numbered nearly 19 million in America.
With the Claymore Connect and the ClayCopter Surface-to-Air, a revolutionary wireless ground launcher that integrates with our Caldwell
Clays app, it makes Caldwell the only brand that can connect to and simultaneously control up to 10 Claymore Connect or ClayCopter
Surface-to-Air launchers, allowing the combination of traditional clays and ClayCopter targets on a single course.
Together, these products create a connected experience that brings new levels of engagement, competition, and excitement to shotgun enthusiasts while reinforcing Caldwell's leadership position in the category. And we're taking that connected experience into the recreational fishing market as well, where nearly 58 million Americans participate.
During the year, our BUBBA brand partnered with Major League Fishing to introduce Score Tracker Live, a transformative platform for competitive fishing professionals and everyday anglers that delivers real-time tournament management, scoring, spectating, and excitement via our BUBBA app and smart fish scales.
Our partnership with MLF is important because it significantly expands the visibility of our BUBBA brand through one of the largest and most engaged audiences, the 30 million Americans who participate in bass fishing.
It allows us to bring the excitement previously reserved for professional tournament fishing to everyday anglers. Whether competing in a local fishing league, on a college team, in a regional event, or simply among friends and family, anglers will now have access to the same experiences that have helped make professional tournament fishing so compelling.
In a few weeks, we'll head to Florida for ICAST, the world's largest sport fishing expo, where we'll join MLF to officially launch Score Tracker
Live for consumers.
Lastly, as I think about innovation, I'm reminded that the most powerful innovations are often those that penetrate and shake up large, sleepy markets, changing consumer behavior and creating value long after their introduction.
BOG is a great example. Several years ago, we introduced the Death Grip, a truly innovative shooting rest that solved a fundamental trade-off between portability and stability for hunters.
And what made Death Grip successful was simple. Once consumers discovered it, they recognized it as an authentic solution to a real challenge. That drove adoption, strengthened the brand, and displaced competitors.
What began as a single product evolved into a category-defining platform that helped establish BOG as a leader in hunting rests and made it indispensable for both consumers and retailers.
Today, although we don't often talk about BOG, it remains one of the most consistent top performers in our growth brand portfolio. And we see that same potential in the innovative platforms we're building with BUBBA and Caldwell today.
Beyond innovation, we continued to strengthen our company throughout fiscal 2026. We took steps to optimize our brand portfolio, including the planned divestiture of an underperforming brand. We remain disciplined in how we allocate resources across the business, and we

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
successfully navigated a rapidly evolving tariff environment, enhancing the flexibility and responsiveness of our supply chain, while preserving our rights to potential tariff refunds and maintaining continuity for our customers and consumers. Andy will cover these topics in more detail during his remarks.
As we enter fiscal 2027, we are mindful of the uncertainties that continue to affect the consumer marketplace. At the same time, we are encouraged by several trends we believe are important.
First, consumer demand for our products remained favorable, as reflected in our POS performance.
Second, ordering patterns with our largest e-comm retailer appeared to stabilize as fiscal 2026 progressed.
Third, retail inventory conditions and foot traffic patterns at several of our retailers were trending favorably as we exited fiscal 2026.
And fourth, retailers continued to respond positively to our innovation pipeline, expanding distribution opportunities for our brands.
Taken together, these factors reinforce our belief that our long-term model remains intact. We believe our brands are well-positioned, our innovation pipeline is exceptionally strong, our operating model remains agile, and the foundation we have built over the past several years positions us well to return to growth in fiscal 2027.
With that, I'll turn the call over to Andy to review our financial results and outlook.
H. Andrew Fulmer - American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
Thanks, Brian. Fiscal 2026 was a year marked by disciplined execution and our continued focus on maintaining strong financial fundamentals, despite the uncertainty of tariffs and macroeconomics that persisted across the landscape.
Throughout the year, we managed the business with a balanced approach, carefully controlling costs, while continuing to invest in innovation that supports our long-term strategy. We ended the year at a great position. Let me walk you through the details.
Net sales for fiscal 2026 were $190.5 million, a decrease of 14.3% compared to fiscal 2025. Brian outlined the acceleration by our retailers, so I won't walk through that in detail.
Adjusting for that acceleration, the decline in net sales for fiscal 2026 was just 5.4%. Solid performance given the environment, and largely in line with expectations we set in our second quarter. Because we believe this result is more reflective of our underlying performance for the year, I will reference it a few times throughout my remarks today.
Our Outdoor Lifestyle category, which consists of products relating to hunting, fishing, meat processing, outdoor cooking, and rugged outdoor activities represented approximately 58% of fiscal 2026 net sales, up from 46% at our spin-off in fiscal 2020. This evolution reflects our focus on large, attractive outdoor recreation markets, where innovation can drive consumer engagement, distribution expansion, and long-term growth. Our Outdoor Lifestyle net sales for the fiscal year decreased 13.1% compared to last year. Adjusting for the acceleration, net sales in Outdoor Lifestyle decreased 1.6%.
In our Shooting Sports category, which includes solutions for target shooting, aiming, safe storage, cleaning and maintenance, and personal protection, net sales for the year declined 15.9% compared to last year, driven mainly by a decrease in aiming solutions. Adjusting for the acceleration, Shooting Sports net sales declined by 10.4%.
Turning to our distribution channels, our traditional channel net sales decreased by 13.5% in fiscal 2026. Adjusting for the acceleration, traditional net sales actually increased by about 1%. Consistent with our comments throughout fiscal 2026, our largest e-comm retailer

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
continued to reset its inventory, which we believe was in response to tariffs. Accordingly, our e-commerce net sales decreased by 15.6% in fiscal 2026. That said, we were encouraged to see an improvement in that reset activity as the year progressed.
Our domestic channel, which generated approximately 94% of our net sales in the year, decreased by 13.4%, while our international channel, which represented 6% of our annual net sales, decreased by 26.7% compared to last year, largely the result of US trade policy uncertainty.
On a quarterly basis, net sales in Q4 decreased 24% compared to Q4 last year. Adjusting for the acceleration, net sales decreased $4.8 million or 9.2% compared to Q4 last year, the decline driven almost entirely by the weakness in aiming solutions.
Turning to gross margin. Fiscal '26 gross margin increased 10 basis points to 44.7%. The increase was due to the timing of pricing actions to offset higher tariff costs as well as a higher percentage of new product sales, which typically generate higher gross margins. Those increases were somewhat offset by sales of slower-moving inventory, increased depreciation, and higher inbound freight and tariff costs.
We're pleased with this result, which is consistent with our long-term target for gross margins in the mid-40s.
Now, speaking to the topic of tariffs. Following the Supreme Court's February 2026 ruling that IEEPA-based tariffs were unlawfully imposed, we have taken the steps to file for a refund of duties paid under those tariff orders.
In Q4 of fiscal 2026, we filed a refund claim related to IEEPA tariffs in the amount of $15.2 million, and we recorded a receivable for that refund in other current assets. Of that $15.2 million, we reduced our inventory carrying value by $10.8 million, and the balance of the $4.4 million reduced our cost of goods sold to offset IEEPA tariffs amortized in Q3 and Q4.
Turning now to operating expenses. For the full year, GAAP operating expenses totaled $94.2 million, a decrease of $5.2 million compared to fiscal 2025. The decrease was driven by a reduction in intangible amortization, lower sales volume-related expenses, decreases in variable compensation and depreciation, and careful cost management that resulted in reduced costs across the business.
These decreases were offset by increased public company costs as we emerge from EGC status and a $3.4 million non-cash impairment charge related to the divestiture of our ust brand, which we discussed on our last call.
On a non-GAAP basis, operating expenses decreased $6.6 million in fiscal 2026 to $80.3 million. Non-GAAP operating expenses exclude the non-cash impairment, intangible amortization, stock compensation, and certain non-recurring expenses as they occur. I believe the
OpEx result in fiscal 2026 reflects our disciplined approach to consistently avoiding unnecessary expenses. This philosophy helps us maintain a lean, agile, and asset-light model that can adapt to change without requiring abrupt cost cuts, especially in the uncertain macro environment we faced in fiscal 2026.
GAAP EPS for fiscal '26 was a loss of $0.73 compared to a loss of $0.01 in the prior year, while non-GAAP EPS in fiscal 2026 was a positive
$0.28 compared to $0.76 in fiscal 2025. Our fiscal '26 figures are based on our fully diluted share count of approximately 12.9 million shares.
For fiscal 2027, we expect our fully diluted share count will be about 13.2 million shares outside of any share buybacks that may occur.
Full-year adjusted EBITDA in fiscal 2026 was $10.2 million compared to $17.7 million last year.
Turning to the balance sheet and cash flow. We finished fiscal 2026 with a very strong balance sheet, ending the year with cash of $21.4 million and no debt after repurchasing approximately $5.1 million of our common stock.
As we've discussed before, our business is seasonal, with the highest quarterly net sales typically occurring in Q2 and Q3. This pattern generally results in operating cash outflows in the first half of the fiscal year followed by cash inflows in the second half as the receivables are collected and inventory levels decline. This seasonal pattern played out as expected, and we generated $21.3 million in operating cash in the second half of the year.

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
We ended the year with inventory of $91.9 million, a decrease of $9.4 million compared to the prior fiscal year end. The decrease included a reduction in capitalized tariffs, as well as the move of ust inventory to assets held for sale and a planned reduction in overall inventory levels.
Turning to capital expenditures. We ended the year with CapEx of $2.5 million compared to $3.9 million last year. For fiscal 2027, we expect to spend $3.5 million to $4 million on tooling and patent costs, consistent with our asset-light operating model of CapEx at less than 2% of net sales.
Our balance sheet remains strong and debt-free. We ended the year with no balance on our $75 million line of credit, so we entered fiscal
'27 with a total available capital of over $110 million.
Lastly, we continued to return capital to our shareholders through our share repurchase program. During fiscal 2026, we repurchased roughly 551,000 shares of common stock at an average price of $9.24 per share. And at year-end, we still had roughly $8.1 million of availability remaining on our $10 million share repurchase program, which runs through September of this year.
Now, turning to our outlook. In fiscal 2027, we plan to grow net sales and profitability by leveraging what has long been our greatest competitive advantage, innovation.
While the macroeconomic environment remains uncertain and external factors such as inflation, interest rates, geopolitical developments, and evolving consumer spending patterns may continue to fluctuate, we believe that periods of change often create the greatest opportunities for companies like ours. That can innovate and adapt quickly. As we move through the year, we will continue to closely monitor economic and market developments, adapting where prudent as conditions evolve.
Based upon the trends that we saw at the end of fiscal 2026 that Brian outlined, we expect net sales for fiscal 2027 in the range of $200 million to $210 million, which at the midpoint would represent growth of 7.5% over fiscal 2026 reported net sales.
As we think about the flow of net sales over the year, we expect to see our typical seasonal pattern play out in fiscal 2027, with Q1 coming in as our lowest net sales quarter, Q2 and Q3 as our highest net sales quarters, and Q4 coming in with higher net sales than Q1.
We expect Q1 net sales to be approximately 20% higher than reported net sales for Q1 of fiscal 2026. We estimate that approximately $6 million of the $10 million of accelerated orders into fiscal 2025 came from Q1 in fiscal 2026 and the remainder from Q2 and Q3 in fiscal
2026. This implies we expect Q1 net sales in fiscal 2027 to be roughly flat to up slightly year over year on a normalized basis. Based on our net sales volume in Q1, we expect adjusted EBITDA to be slightly negative.
Turning back to the full year, we expect gross margins for fiscal 2027 to be consistent with our long-term target range in the mid-40s.
Turning to OpEx, we expect fiscal 2027 operating expenses to increase slightly due primarily to variable costs associated with higher net sales, partially offset by lower intangible asset amortization. We remain committed to disciplined expense management and will continue to align our cost structure with business activity while preserving flexibility to respond to changing market conditions.
Lastly, based on all the factors I've discussed, we expect adjusted EBITDA for fiscal 2027 to be in the range of 6.5% to 7.5% of net sales. At the midpoint, this would represent an increase in adjusted EBITDA of over 40% compared to fiscal 2026. This level of profitability is consistent with our long-term operating model, which targets EBITDA contribution of 25% to 30% on net sales above $200 million.
We've demonstrated this level of performance in the past, and as our brands continue to introduce innovative and compelling products, we remain confident in our ability to drive sustained profitability over time.
One note on income taxes. We ended fiscal 2026 with net operating loss carry-forwards of approximately $21 million. Therefore, because of this benefit this provides us, we expect a minimal amount of GAAP income tax in fiscal 2027.

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
With that, operator, please open the call for questions from our analysts.
Q U E S T I O N S A N D A N S W E R S
Operator
(Operator Instructions) Matt Koranda, Roth Capital.
Matt Koranda - Roth Capital Partners LLC - Analyst
Hey, guys. Good evening. Just want to make sure I understand the gross margin commentary for the quarter from the fourth quarter. Seems like there was, I think, a benefit from IEEPA. I think, Andy, you may have called out like $4.4 million from the IEEPA tariffs that was recognized as a contra COGS item in the fourth quarter. Can you just run us through that?
And then are you building that into the margin outlook for fiscal '27 or is the margin outlook for '27 excluding benefit from future IEEPA rebates?
H. Andrew Fulmer - American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
Yeah, Matt, you're correct. So the $4.4 million was recorded all in Q4 in COGS. That was really, if you remember, we disclosed $1.7 million hit in Q3. So that $1.7 million really benefited Q4 as part of that $4.4 million. And then going forward.
Yeah, so our guidance for fiscal '27 really has everything -- all the tariffs that are effective as of today are baked into our guidance. So you have Section 232. Right now, since February, we've had a Section 122 that kind of replaced IEEPA for a little while. And then TBD on what happens with Section 301 tariffs going forward.
Matt Koranda - Roth Capital Partners LLC - Analyst
Okay. All right. Got it. But just making sure that, I guess, we're not building in future contra COGS items from any additional tariff rebates for fiscal '27?
H. Andrew Fulmer - American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
Correct.
Matt Koranda - Roth Capital Partners LLC - Analyst
Yes. Okay. Got you. And then on, I guess, the sell-through commentary from Brian. Just curious how to kind of put the 1% sell-through overall, and I think you said 6% in Outdoor Lifestyle. It sounds like those are running positive and look good, but I guess the outlook suggests something like the high single-digit growth for fiscal '27. So are we counting on some sell-in on new products? Is this just we're factoring in a higher theoretical baseline from '26 because of the $10 million of orders that were pulled forward into '25? Maybe just help us level set to make sure we understand the disconnect on sort of what the outlook implies versus sort of the sell-through that you're seeing right now?

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Yeah, happy to. So the way that I think about it is you have to also consider the acceleration piece that Andy pointed out earlier in the script.
So we have that acceleration. Obviously, that came in Q4 of last year in FY25, which kind of set us up for some declines in the first quarter.
And that $10 million was really split right? Most of it hitting in Q1. I think we said like 60% or so now that we have hindsight the to support it with the rest of that occurring in Q2 largely probably a little bit in Q3.
So when we look at the POS trends we saw in FY26, which were positive. I think net-net, it was like 4% over the course of the year, is when you take into account that the adjustment for the acceleration, which is candidly how we are assessing the health of our business internally.
It's actually very consistent with those trends, so we don't see a shift towards higher growth. When you take into account that normalization, the trends are actually pretty consistent.
The headwind, you might say, well, what's the delta then between the POS trends and what you're seeing on the sort of normalization side.
It really comes down to the two factors that we discussed, which is aiming solutions softness, which we are seeing some improvement and our largest e-commerce retailer, again, seeing improvement there, especially coming out of the end of last fiscal year.
So we're not seeing any trends right now on our dashboard that would lead us to believe that the increases that we're proposing here are unrealistic. We are actually seeing quite a bit of support that those increases are going to be more likely than not.
Matt Koranda - Roth Capital Partners LLC - Analyst
Yeah, okay. That helps kind of square it for us, Brian. Thank you. And maybe back to Andy, on the margin guidance. So if we were to bridge from the commentary that you made and then kind of using the midpoint of the EBITDA margin guide, there's like 170 basis points, I think, of EBITDA margin improvement embedded in the guidance.
It sounded like you said gross margin relatively consistent in '27 versus '26 sort of mid-40% range. So the bulk of the improvement in EBITDA margin should be coming from operating leverage. Correct me if I'm wrong in that thinking, I guess. And then maybe just call out some of the items where you think you're getting some leverage on the operating side.
H. Andrew Fulmer - American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
Yeah. So I think your math is right. We're kind of targeting those long-term gross margins kind of in the mid-40s, so a bit of improvement from '26 to '27.
And then overall, I mean, the EBITDA guide, we feel comfortable because it's right within our long-term EBITDA contribution model of the
25% to 30%. We've been there before when you look historically. So we're really comfortable with that.
So as net sales grow, we are going to be leveraging those. The fixed costs that are kind of embedded in the OpEx number.
Matt Koranda - Roth Capital Partners LLC - Analyst
Okay. All right. Understood. Maybe on the cash deployment side of things. Could you talk about what you expect to collect at least seasonally on tariff rebates over the course of the next couple of quarters?
And then just maybe a little bit on deployment of that cash. The balance sheet is obviously in a great spot. How are we thinking about deployment there? I know you guys have been consistent on the buyback. It seems like that's sort of been the priority outside of organic investment in the business where your needs are relatively met in the near term. So is that still the posture we have, or are there anything

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
percolating on the M&A side that we should be thinking about in terms of cash deployment as you kind of bring on additional cash from the rebates?
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Yeah. Matt, it's Brian. I'll start and then Andy, feel free to chime in. So the way that we're thinking about the refund is overall, the refund is really offsetting in many ways, the residual tariff burden from the replacement tariffs, right? Section 122, although it's temporary, Section
232 on steel and aluminum, TBD on 301, if there are going to be additional changes there, so we don't view the tariff refund as a discrete windfall in any sort of way.
We really see it as a way to offset some of these other costs that have crept in throughout the year. We'll also just be more disciplined on
OpEx so we can maintain that long-term model that Andy alluded to.
And then -- but look, if there -- we don't know the timing of when we're going to receive these things. I think most people expected it would take a while. In reality, we started getting some refunds sooner than we expected, right? So timing is unknown overall, but let's just assume that they come sooner, right? What would we do?
First, we would look to offset any additional costs because that's a real factor. But then secondly, we already have a strong balance sheet.
I think if you would have told me last year, all the things that would occur in the macro environment and the tariffs and everything that we would be able to execute, end the year with over $20 million of cash, clean, no debt. I would have asked how you did it because I'm very pleased with how the team has responded to this and taking a long-term view.
What I'm trying to say is we've set ourselves up very, very well to -- outside of any tariff refund, again, because we're going to allocate that appropriately that we're in a tremendous position to be an acquirer of choice.
And I have to give a shout out to Tyler Lindwall, who recently joined our team. I'm sure you know Tyler, Matt. But just brings incredible analytical horsepower relationships and frankly, a pipeline that is additive to the work that we were already doing. And although he's been here for a short time, the work with the team has really accelerated our efforts and made us more impactful in pursuing acquisition targets, especially those that are not, quote-unquote, for sale.
So going to be aggressive on that front, and we'll see where the refunds shake out relative to other capital allocation priorities.
Matt Koranda - Roth Capital Partners LLC - Analyst
Very comprehensive. I'll turn it over. Thank you. Thanks, guys.
Operator
Mark Smith, Lake Street Capital.
Mark Smith - Lake Street Capital Markets LLC - Analyst
Hey, guys. I want to stay on M&A here for a second and just kind of how you're thinking about that with the addition of Tyler versus organic growth. R&D, we haven't seen much uptick in spending there, but you guys have been driving strong new product sales. Just kind of curious how you rate growth from each of those segments.

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Sure. Mark, I can go first. This is Brian. It's funny how we get over the course of the years, people wonder why we aren't spending more in
R&D. And I think that's a -- it's a real testament to how vertically integrated this team is when it comes to developing new products.
So in a prior life, before the spin, we did outsource certain elements of that, which led to a higher cost. In our efforts to be more nimble, agile, come to market more quickly, be more disruptive, we decided to rely more on internal resources. And what that's allowed us to do is to spend less but get a much higher return on that investment. So I think we're well-positioned there with our spend and the talent that we have today.
When it comes to -- kind of alluded to buy versus build is when Tyler first came here in the last month or so, last two months, the first thing we did as a team was sit down and this includes the entire executive team and getting him up to speed on our philosophy because at the end of the day, innovation is probably getting tired of us talking about it, but that is what we do. That's who we are. And that leads everything, right?
So even when we look at acquisitions, we look at it through the lens of innovation. Is there a brand here that has a, I think, highly enthusiastic base of consumers that we can tap into? Do they have a strong brand? And ultimately, does this become a vessel for us to now insert some of our new innovation.
We've got tons of new products that we've created and ideas that we believe we don't have the right brand today. And ultimately, that helps give Tyler and our team a road map for these are the brands that we believe are going to be the most strategic for us.
I think a lot of companies can fall into the trap. Certainly, I've been at companies like this where you become more reactive, right? And it's opportunistic. Can we buy this company for a low multiple carve-out costs and get multiple arbitrage or sales synergies? All that's great, and that absolutely factors into how we look at acquisitions.
But it really comes down to what is -- how is this going to help us overall and the company and our employees and most importantly, our shareholders, truly harness the power of the sustainable competitive advantage of ours. And so that's really what he's tasked with right now is cultivating that pipeline that will allow us to do that. While also there is an element of being opportunistic while also assessing acquisitions that are being brought to market, which there are more, more of them are coming to market. But then seeing what is the strategic angle here for us so we can continue to leverage this.
Operator
And that will conclude our question-and-answer session. I would like to turn the conference back over to our CEO, Brian Murphy, for any closing remarks. Please go ahead.
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Thank you, operator. In closing, I want to sincerely thank our employees for their dedication and their commitment throughout fiscal 2026.
Truly, truly thank you for sticking with us, taking a long-term perspective. We just we built a tremendous culture here, and you are absolutely a big part of that.
In addition, your passion for innovation and focus on execution continue to strengthen our company and ultimately advance our long-term vision.
I also want to thank our shareholders, our customers, and our business partners for their continued support.
We look forward to updating you on our progress throughout fiscal 2027. Thank you.

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JUNE 25, 2026 / 9:00PM, AOUT.OQ - Q4 2026 American Outdoor Brands Inc Earnings Call
Operator
The conference is now concluded. Thank you for attending today's presentation. You may now disconnect.
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